Exhibit 10.1

HOPFED BANCORP, INC.

LOCK-UP AGREEMENT

June 21, 2010

Howe Barnes Hoefer & Arnett, Inc.

222 South Riverside Plaza, 7th Floor

Chicago, IL 60606

Re:	Proposed Public Offering by HopFed Bancorp, Inc.

The undersigned, an executive officer, director and/or shareholder of HopFed Bancorp, Inc., a Delaware corporation, or one of its significant subsidiaries (the “Company”), understands that Howe Barnes Hoefer & Arnett, Inc. (the “Underwriter”), as an underwriter and potentially as representative of the several underwriters, proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company providing for the public offering of shares (the “Shares”) of the Company’s common stock, $0.01 par value per share (the “Stock”). In recognition of the benefit that such an offering will confer upon the undersigned as an executive officer, director and/or shareholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Underwriter that, during a period of 90 days from the date of the Underwriting Agreement, the undersigned will not, without the prior written consent of the Underwriter, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of Stock or any securities convertible into or exchangeable or exercisable for Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Stock, whether any such swap or transaction is to be settled by delivery of Stock or other securities, in cash or otherwise. If either (i) during the period that begins on the date that is 15 calendar days plus three (3) business days before the last day of the 90-day restricted period and ends on the last day of the 90-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or (ii) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day restricted period, the restrictions set forth herein will continue to apply until the expiration of the date that is 15 calendar days plus three (3) business days after the date on which the earnings release is issued or the material news or event related to the Company occurs. The Company shall promptly notify the Underwriter of any earnings releases, news or events that may give rise to an extension of the initial restricted period.

Notwithstanding the foregoing, the undersigned may transfer the undersigned’s shares of Stock (i) as a bona fide gift or gifts, provided that, other than in connection with one or more gifts with aggregate value of less than $25,000 to a charitable organization exempt from taxation under Section 501(c)(3) of the Internal Revenue Code of 1986, the donee or donees agree to be bound in writing by the restrictions set forth herein, (ii) to any trust or family limited partnership for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust or general partner of the family limited partnership, as the case may be, agrees to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) pledged in a bona fide transaction outstanding as of the date hereof to a lender to the undersigned, which has been disclosed in writing to the Underwriter, pursuant to the terms of such pledge, (iv) pursuant to the exercise by the undersigned of stock options that have been granted by the Company prior to, and are outstanding as of, the date of the Underwriting Agreement, where the Stock received upon any such exercise is held by the undersigned, individually or as a fiduciary, in accordance with the terms of this Lock-Up Agreement (for purposes of clarification, this clause (iv) shall be deemed to permit any withholding of shares by the Company or the surrender of shares to the Company for the purpose of paying the exercise price or taxes associated with such stock option if the stock option would expire during the period of 90 days from the date of the Underwriting Agreement, but this clause (iv) does not otherwise permit any sale or other disposition of Stock), or (v) with the prior written consent of the Underwriter. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. The undersigned now has and, except as contemplated by clauses (i) through (iv) above, for the duration of the Lock-Up Agreement, will have good and marketable title to the undersigned’s shares of Stock, free and clear of all liens, encumbrances, and claims whatsoever, except with respect to any liens, encumbrances and claims that are in existence on the date hereof.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Stock, except in compliance with this Lock-Up Agreement. In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

The undersigned represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. The undersigned agrees that the provisions of this Lock-Up Agreement shall be binding also upon the successors, assigns, heirs and personal representatives of the undersigned.

The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Stock to be sold thereunder, the undersigned shall be released from all obligations under this Lock-Up Agreement and this Lock-Up Agreement shall be deemed void ab initio. In addition, this Lock-Up Agreement shall automatically terminate and be of no further effect as of 11:59 p.m. Eastern Time on September 14, 2010 if the Underwriting Agreement has not been entered into on or before such time.

This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

[Signature appears on the following page.]

Very truly yours,

Signature:

Print Name: